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                                                                   Sub-Item 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                      INVESCO MUNICIPAL OPPORTUNITY TRUST

An Annual Meeting ("Meeting") of Shareholders of Invesco Municipal Opportunity Trust (the "Fund") was held on July 17, 2012 and was adjourned with respect to certain proposals, until August 14, 2012 and further adjourned until September 25, 2012. The Meeting on September 25, 2012 was held for the following purposes:

(1). Approval of an Agreement and Plan of Redomestication that provides for the reorganization of the Fund as a Delaware statutory trust by the holders of Common Shares.

(2bi). Approval of an Agreement and Plan of Merger that provides for Invesco Municipal Premium Income Trust to merge with and into the Fund by holders of Common Shares.

(2bii). Approval of an Agreement and Plan of Merger that provides for Invesco Van Kampen Select Sector Municipal Trust to merge with and into the Fund by holders of Common Shares.

(2biii). Approval of an Agreement and Plan of Merger that provides for Invesco Van Kampen Trust for Value Municipals to merge with and into the Fund by holders of Common Shares.

The September 25, 2012 voting results on the above matters were as follows:

                                                     Votes     Votes   Votes   Broker
MATTERS                                               For     Against Abstain Non-Votes
-------                                            ---------- ------- ------- ----------
(1).      Approval of an Agreement and Plan of
          Redomestication that provides for the
          reorganization of the Fund as a
          Delaware statutory trust by the holders
          of Common Shares........................ 17,894,880 645,311 631,786 13,047,576
(2bi).    Approval of an Agreement and Plan of
          Merger that provides for Invesco
          Municipal Premium Income Trust to
          merge with and into the Fund by
          holders of Common Shares................ 17,593,946 893,166 684,865 13,047,576
(2bii).   Approval of an Agreement and Plan of
          Merger that provides for Invesco Van
          Kampen Select Sector Municipal Trust
          to merge with and into the Fund by
          holders of Common Shares................ 17,537,652 936,199 698,126 13,047,576
(2biii).  Approval of an Agreement and Plan of
          Merger that provides for Invesco Van
          Kampen Trust for Value Municipals to
          merge with and into the Fund by
          holders of Common Shares................ 17,551,097 940,087 680,793 13,047,576